Exhibit 99.3

                                  Umicron Ltd.
                          (A Development Stage Company)
                                  Balance Sheet

                                                              September 30, 2013
                                                              ------------------
ASSETS

Current assets
  Cash                                                           $    1,789
  Deposit                                                             2,580
                                                                 ----------

      Total current assets                                            4,369

Non-current assets
  Machinery                                                          11,314
                                                                 ----------

      TOTAL ASSETS                                               $   15,683
                                                                 ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liability:
  Accrued expenses                                               $    1,250
                                                                 ----------

      Total current liabilities                                       1,250
                                                                 ----------
Stockholders' deficit
  Common stock:(pound)1 par value ($1.55 as of
   August 31, 2013), 1,000 shares authorized;
   1,000 shares issued and outstanding                                1,514
  Additional Paid in Capital                                        148,971
  Deficit accumulated during the development stage                 (136,052)
                                                                 ----------

      Total stockholders' deficit                                    14,433
                                                                 ----------

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $   15,683
                                                                 ==========


               See accompanying notes to the financial statements.

                                  Umicron Ltd.
                          (A Development Stage Company)
                             Statement of Operations

                                                       For the                  For the
                                                     Three Months              Nine Months
                                                        Ended                    Ended
                                                   September 30, 2013       September 30, 2013
                                                   ------------------       ------------------
Revenues                                              $       --               $       --
                                                      ----------               ----------
Operating expenses
  Rent                                                     5,790                   14,120
  Office and miscellaneous                                 3,142                    5,619
  Research and development                                 2,407                    3,696
  Amortization                                             1,202                    1,202
  Professional fees                                        1,250                    2,108
  Consulting                                             109,307                  109,307
                                                      ----------               ----------
      Total operating expenses                           123,098                  136,052
                                                      ----------               ----------

Loss before income tax provision                        (123,098)                (136,052)

Income tax provision                                          --                       --
                                                      ----------               ----------

Net loss                                              $ (123,098)              $ (136,052)
                                                      ==========               ==========
Net loss per common share:
 - Basic and diluted                                  $  (175.85)              $  (194.36)
                                                      ==========               ==========
Weighted average common shares outstanding
 - basic and diluted                                         700                      700
                                                      ==========               ==========


               See accompanying notes to the financial statements.

                                  Umicron Ltd.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
    For the Period from December 6, 2012 (Inception) through August 31, 2013

                                                   Common Stock,                          Deficit
                                                 Par Value $0.1826                      Accumulated         Total
                                              ---------------------     Additional      during the       Stockholders'
                                              Number of                   paid-in       Development        Equity
                                               Shares        Amount       Capital          Stage          (Deficit)
                                               ------        ------       -------          -----          ---------
Balance, December 6, 2012 (inception)              --       $    --      $      --       $      --        $      --

Shares issued to founder                          900         1,363         (1,363)             --               --

Shares issued for consulting services              60            91         45,548              --           45,639

Shares issued for cash                             40            60         29,786              --           29,846

Contributed Services                               --            --         75,000              --           75,000

Net loss                                                                                  (136,052)        (136,052)
                                              -------       -------      ---------       ---------        ---------

Balance, September 30, 2013                     1,000       $ 1,514      $ 148,971       $(136,052)       $  14,433
                                              =======       =======      =========       =========        =========


               See accompanying notes to the financial statements.

                                  Umicron Ltd.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                    For the
                                                                  Nine Months
                                                                     Ended
                                                              September 30, 2013
                                                              ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $ (136,052)
  Non cash items
    Depreciation                                                      1,202
    Stock based compensation                                         45,639
    Contributed Services                                             75,000
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Changes in operating assets and liabilities:
       Deposit                                                       (2,580)
       Accrued liabilities                                            1,250
                                                                 ----------

Net cash used in operating activities                               (15,541)
                                                                 ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                             (12,516)
                                                                 ----------

Net cash provided by financing activities                           (12,516)
                                                                 ----------
CASH FLOWS FROM FINANCING ACTIVITY
  Proceeds from sale of common stock                                 29,846
                                                                 ----------

Net cash provided by financing activities                            29,846
                                                                 ----------

Net change in cash                                                    1,789

Cash, beginning of period                                                --
                                                                 ----------

Cash, end of period                                              $    1,789
                                                                 ==========

Supplemental disclosure of cash flows information:
  Interest paid                                                  $       --
                                                                 ==========
  Income tax paid                                                $       --
                                                                 ==========


               See accompanying notes to the financial statements.

                                  Umicron Ltd.
                          (A Development Stage Company)
                               September 30, 2013
                        Notes to the Financial Statements


NOTE 1 - ORGANIZATION AND OPERATIONS

UMICRON LTD.

Umicron Ltd. ("Umicron"), a development stage company, was incorporated on December 6, 2012 under the laws of England and Wales to engage in any lawful business or activity for which corporations may be organized under the laws of England and Wales. Umicron intends to engage in the development and sale of 3D printers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

The Company's significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of website development costs and the assumption that the Company will be a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of foreign operations are translated into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders' equity. Foreign currency transaction gains and losses are included in current earnings were nominal for the initial period presented..

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

RELATED PARTIES

The  Company  follows   subtopic   850-10  of  the  FASB  Accounting   Standards
Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

COMMITMENTS AND CONTINGENCIES

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company's business, financial position, and results of operations or cash flows.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

RESEARCH AND DEVELOPMENT

Costs  incurred  in  connection   with  the  development  of  new  products  and
manufacturing methods are charged to selling, general and administrative expenses as incurred.

INCOME TAX PROVISION

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management's opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

UNCERTAIN TAX POSITIONS

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of
Section 740-10-25 for the period from December 6, 2012 (inception) through September 30, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income
(loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially outstanding dilutive shares for the period from December 6, 2012, 2012 (inception) through September 30, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued accounting pronouncements would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the development stage at September 30, 2013, a net loss and net cash used in operating activities for the period from December 6, 2012 (inception) through September 30, 2013. These factors raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - EQUIPMENT

Equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which is 5 years.

                                     Accumulated        Net Book
Description            Cost         Amortization         Value
-----------            ----         ------------         -----

Equipment            $12,207          $ 1,202           $11,005
                     =======          =======           =======

NOTE 5 - LEASE COMMITMENTS

The Company leases an industrial premises for $9,625 per year through March 31, 2016. The Company has the option to cancel the lease with three months notice starting January 1, 2014. The Company leases a live/work premises for $2,079 per month until April 30, 2014. A table of minimum lease payments due is as follows:

            Year ended September 30, 2014    $19,840

NOTE 6 - STOCKHOLDERS' EQUITY

SHARES AUTHORIZED

Upon formation the total number of shares of common stock which the Company is authorized to issue is unlimited.

COMMON STOCK

On December 6, 2012, the Company issued 900 shares to its founder at zero valuation.

On March 11, 2013, the Company issued 40 shares to two third parties for services with a total value of $29,846

During the period the Company sold 60 shares for total proceeds of $45,639.

During the period, various stockholders performed services for the Company valued at $75,000.

NOTE 6 - INCOME TAX PROVISION

DEFERRED TAX ASSETS

At September 30, 2013, the Company had net operating loss ("NOL") carry-forwards for English income tax purposes of approximately $25,500 that may be offset against future taxable income, expiring in 2033. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company's net deferred tax assets of approximately $6,500 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance. Components of deferred tax assets are as follows:

                                                              September 30, 2013
                                                              ------------------
Net deferred tax assets - Non-current:
  Expected income tax benefit from NOL carry-forwards             $   6,500
  Less: Valuation allowance                                          (6,500)
                                                                  ---------

   Deferred tax assets, net of valuation allowance                $      --
                                                                  =========